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                                                                    EXHIBIT 4(b)
                     FORM OF RIGHTS SUBSCRIPTION CERTIFICATE


                                Registered Holder
                                   LABEL HERE
                          Number of Subscription Rights
                      Number of Shares Owned on Record Date

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                         RIGHTS SUBSCRIPTION CERTIFICATE
                                 UROPLASTY, INC.

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THIS RIGHTS CERTIFICATE IS NOT TRANSFERABLE.
The terms and conditions of Uroplasty's Rights Offering are set forth in its Prospectus dated March _____, 2002 (the "Prospectus") relating to Subscription Rights to purchase ("Rights") of Uroplasty, Inc. (the "Company") and are incorporated in this Certificate by reference. Copies of the Prospectus are available upon request from the Company. Capitalized terms used in this certificate without definition have the meanings set forth in the Prospectus.

SUBSCRIPTION PRICE:  $3.00 PER RIGHT
(The number of Rights to which you are entitled is stated on the label above. You may oversubscribe or undersubscribe as detailed in the Prospectus.)

The Rights represented by this Rights Subscription Certificate, in whole or in part, may be exercised by completing Sections 1 and 2. Before exercising any Rights, please read the Prospectus carefully and in its entirety.

VOID and VALUELESS if not received by UROPLASTY, INC. by 5:00 P.M. Minnesota time ON OR BEFORE MAY ___, 2002.


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SHAREHOLDERS, WHAT YOU NEED TO DO:

- Read the entire Prospectus carefully.

- The registered holder of Subscription Rights (whose name(s) is/are stated above) is entitled to subscribe for the number of Subscription Rights shown on the front of this Certificate.

- For each Right you choose to exercise, you will receive three shares of Uroplasty, Inc. Common Stock and one warrant to purchase Uroplasty, Inc. Common Stock. The Subscription Exercise Price is $3.00 for each Right (the "Subscription Price") held under the terms and subject to the conditions set forth in the Prospectus.

- Section 1: Complete Section 1 below if you wish to exercise any of your Subscription Rights.

- Section 2: Complete Section 2 only if you wish to have the Company's Transfer Agent deliver the shares and warrants, which are to be issued upon the exercise of the Rights, to another person or delivered to an address other than the one shown on the first page of this Rights Subscription Certificate. For this section, be sure to obtain the required signature guarantee by a medallion institution (such as a participating bank, brokerage firm, or investment company).

- Telephone Number: Please write clearly and include a daytime telephone number where you can be reached if the Company has any questions about this Certificate. The Company is not required to take any action if your instructions are not clear.

- Payment: In order to exercise your Basic Subscription and Oversubscription Rights, payment of the full Subscription Price ($3.00 for each Right exercised) must accompany this properly completed and duly executed Rights Subscription Certificate.

- Make payments in United States currency by personal check, cashier's check, bank draft or money order drawn on a bank located in the United States, payable to: "Uroplasty, Inc."


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- Please include your rights certificate number, indicated above, on your check, bank draft, or money order.

- Delivery: If you wish to exercise any of your Subscription Rights, return this entire completed Rights Subscription Certificate document and payment to: Uroplasty, Inc., 2718 Summer Street NE, Minneapolis, MN 55413-2820 by 5:00 P.M. Minnesota time on or before May __, 2002.

Dated: March ___, 2002       UROPLASTY, INC.

                        By:  /s/ Daniel G. Holman
                              Daniel G. Holman
                              President/CEO

                        By:  /s/ Susan Hartjes Holman
                             Susan Hartjes Holman
                             Corporate Secretary

ANY EXERCISE OF THESE RIGHTS MAY NOT BE REVOKED.

RIGHTS ARE NOT TRANSFERABLE.

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                     SECTION 1 -- EXERCISE AND SUBSCRIPTION

The undersigned certifies that the number of shares owned on the record date stated above is accurate, that none of such shares have been sold or transferred since that date, and hereby exercises Rights to subscribe for shares and warrants as indicated below, on the terms and subject to the conditions stated in the Prospectus, receipt of which is hereby acknowledged.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

(A) BASIC SUBSCRIPTION PRIVILEGE: Fill in the blanks below if you wish to exercise any or all of your Basic Subscription Rights. Shareholders who exercise all of their Rights and subscribe fully are entitled to the Oversubscription Privilege described in paragraph (B) below.

I/We subscribe and exercise the following number of Rights:

(fill in the shaded boxes)

________________________      x $3.00      = $ _______________

Number of Rights to be      Subscription       Basic
exercised pursuant to       Price              Subscription
the Basic Subscription                         Price
Privilege; may not exceed
the number of Rights
represented by this
Rights Subscription
Certificate

(B) OVERSUBSCRIPTION PRIVILEGE: Fill in these blanks if you wish to exercise any of your Oversubscription Rights.

I/We subscribe for and exercise the following number of additional Rights pursuant to the Oversubscription Privilege:

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(fill in the shaded boxes)

_______________________    x $3.00    = $ ______________________
Number of Right to        Subscription      Oversubscription
be exercised              Price             Price
pursuant to the
Oversubscription
Privilege

Add Basic and Oversubscription          $ ______________________
Price                                       Total

(C)  METHOD OF PAYMENT (check one):
     ___  Check, bank draft or money order payable to Uroplasty, Inc.
     ___ Wire transfer directly to the subscription account maintained by Uroplasty, Inc.
           Wells Fargo Bank Minnesota NA
           Swift Number WFBIUS6S
           ABA Routing Number 091000019
           For credit to Uroplasty, Inc. Rights
           Offering
           Account Number xxxx

(D) SIGNATURE(S): Rights Holder(s) please sign and date below. Signature(s) of Rights Holder(s) must be exactly as it appears on the face of this Certificate. Include daytime telephone number.

_____________________________________________________
Signature 1

__________________, 2002     (    ) ________________
Date                         Area Code & Telephone
                             Number


____________________________________________________
Signature 2

__________________, 2002     (    ) ________________
Date                         Area Code & Telephone
                             Number

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(E)  ACCEPTANCE BY UROPLASTY:  Uroplasty, Inc. accepts the above subscription and acknowledges receipt of:

$______________

for _________________ Basic Subscription Rights, and

for _____________________ Oversubscription Rights.

Dated: _____________, 2002     UROPLASTY, INC.

                           By: ______________________
                               Daniel G. Holman
                               President/CEO

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SECTION 2 -- SPECIAL INSTRUCTIONS ONLY

___ CHECK HERE AND FILL OUT THIS SECTION ONLY IF YOU HAVE SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS.

I/We, the undersigned Holder(s) of this Certificate, authorize the Company to issue and deliver Certificates for the Shares and Warrants subscribed for to the person(s) and at the address(es) stated below. If this section is completed, the Rights Holder's signature(s) must be guaranteed by a medallion guarantor.

Name: ____________________________________________
Address: _________________________________________
         _________________________________________
Taxpayer ID or Social Security
Number                          __________________

If held jointly name, address, and TI or SSN of Rights Holder #2:

Name: ____________________________________________
Address: _________________________________________
         _________________________________________
Taxpayer ID or Social Security
Number                          __________________

IMPORTANT: Rights Holder(s) please sign and date below. Signature(s) of Rights Holder(s) must be exactly as it appears on the face of this Certificate. Include daytime telephone number.

_____________________________________________________
Signature 1

__________________, 2002     (    ) ________________
Date                         Area Code & Telephone
                             Number


____________________________________________________
Signature 2

__________________, 2002     (    ) ________________
Date                         Area Code & Telephone
                             Number

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                               SIGNATURE GUARANTEE
                  (to be executed if Section 2 is completed):

The undersigned, an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, and a participant in a Securities Transfer Association recognized signature program, does hereby guarantee that the signature(s) of the Holder(s) herein above is/are genuine.

Dated:  _______________________, 2002

    _____________________________________________
    Firm Name (If applicable)

    _____________________________________________
    Authorized Signature

    _____________________________________________
    Name and Title

    _____________________________________________
    _____________________________________________
    Address

    (     ) ______________________________________
    Area Code & Telephone Number


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